UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 15, 2006

THE DRESS BARN, INC.
(Exact name of registrant as specified in its charter)

Connecticut
(State or other Jurisdiction of Incorporation)

0-11736	06-0812960
(Commission File Number)	(I.R.S. Employer Identification No.)

30 Dunnigan Drive, Suffern, New York	10901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(845) 369-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ss General Instruction A.2. below):

□	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan.

On June 15, 2006, The Dress Barn, Inc. (the “Company”) sent a notice to its directors and executive officers informing them of a blackout period beginning on July 25, 2006 at 12:00 p.m. Eastern time, and ending during the week of August 21, 2006 (the “Blackout Period”) that will temporarily prevent participants in The Dress Barn, Inc. 401(k) Savings Plan (the “401(k) Plan”) from engaging in transactions in their individual accounts. During the Blackout Period, participants in the 401(k) Plan will be unable to direct or diversify investments in their individual accounts, change elections regarding future contributions, change contribution rates or obtain a loan, distribution or withdrawal from the 401(k) Plan. The Blackout Period is imposed in connection with the change of the recordkeeper, administrator and trustee of the 401(k) Plan.

Pursuant to Rule 104 of Regulation BTR promulgated under the Securities Exchange Act of 1934 and Section 306 of the Sarbanes-Oxley Act of 2002, each director and executive officer of the Company is prohibited from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring any equity or derivative security of the Company during the Blackout Period.

The Company received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 on June 12, 2006.

Participants in the 401(k) Plan, security holders of Company common stock or other interested persons may obtain information about the actual beginning and ending dates of the Blackout Period, without charge, by contacting Cindy Dana, Human Resources Department, The Dress Barn, Inc., 30 Dunnigan Drive, Suffern, NY 10901, phone: 1-845-369-4831.

A copy of the notice transmitted to the directors and executive officers of the Company is set forth in Exhibit 99.1 hereto and is incorporated by reference into this Item.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description

99.1	Notice of 401(k) Plan Blackout Period to directors and executive officers dated June 15, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE DRESS BARN, INC.
(Registrant)

BY: /s/ ARMAND CORREIA
Armand Correia
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: June 15, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice of 401(k) Plan Blackout Period to directors and executive officers dated June 15, 2006